Exhibit 5.1

October 13, 2004

Wells Gardner Electronics Corporation
9500 W. 55th Street
Suite A
McCook, Illinois 60525-3605

Ladies and Gentlemen:

        We have acted as counsel to Wells-Gardner Electronics Corporation, an Illinois corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), which has been filed by the Company with the United States Securities and Exchange Commission for the purpose of registering for resale under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, an aggregate of 1,703,543 shares (the "Shares") of the Company's common stock, $1.00 par value per share (the "Common Stock"), which were issued (or are issuable) in connection with the transactions contemplated by two securities purchase agreements, each dated as of September 20, 2004 (the "Purchase Agreements"), entered into between the Company and certain investors. Pursuant to the Purchase Agreements, 1,216,816 of the Shares were issued (the "Issued Shares") on September 21, 2004 and 486,727 of the Shares (the "Warrant Shares") are issuable upon exercise of the warrants issued in the transactions contemplated by the Purchase Agreements.

        Before rendering the opinions hereinafter set forth, we have examined, among other things:

  1.
  The Registration Statement;

  2.
  The Company's Articles of Incorporation and all amendments thereto;

  3.
  The Company's Amended and Restated Bylaws and all amendments thereto;

  4.
  Resolutions of the Company's Board of Directors;

  5.
  The Purchase Agreements; and

originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate for the purposes of the opinions contained herein. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have further assumed, with respect to all documents we have reviewed, the due authorization, execution and delivery thereof by parties other than the Company.

        We have relied as to factual matters upon such certificates or statements of public officials and officers and duly appointed agents of the Company as we have deemed relevant or necessary. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.

        We are members of the Bar of the State of Illinois, and we express no opinion with respect to laws other than the laws of the State of Illinois and the federal laws of the United States of America.

        The opinions set forth herein are based on currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you or anyone else of any changes in any such statute, rule, regulation or decision, or subsequent legal or federal developments which might affect any matter or opinion set forth herein.

        This opinion shall only be used in connection with the offer and sale of Shares while the Registration Statement is effective.

        We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

        Our opinions herein are based on the documents we have examined, or reliance upon the assumptions in this opinion and our consideration of those questions of law we have considered relevant.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (i) the Issued Shares are validly issued, fully paid and non-assessable; and (ii) when issued upon exercise of the warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the references to us under the heading "Legal Matters" in the prospectus that forms a part of the Registration Statement. We also consent to the incorporation by reference of this consent into any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the offering. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

PEDERSEN & HOUPT, P.C.

/s/ Pedersen & Houpt, P.C.